UNITED STATES SECURITIES AND EXCHANGE
COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): January 15, 2010 (December 28, 2009)

American Defense Systems, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-53092	83-0357690
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

230 DUFFY AVENUE
HICKSVILLE, NY  11801
(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code:  (516) 390-5300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry Into a Material Definitive Agreement

American Defense Systems, Inc. (the “Company”) was awarded by the U.S. Army Tank and Automotive Command, Life Cycle Management Command (“TACOM”), an amendment to that certain contract between the Company and TACOM, dated October 7, 2005, as amended (the “Original Contract”), effective as of December 28, 2009 (the “Amendment”).  The Original Contract was previously filed as an exhibit to Amendment No. 1 to Form 10 filed with the Securities and Exchange Commission on March 21, 2008.  The Amendment has added the scope of work for the D7G Dozer and Hydraulic Excavator Crew Protection Kits (CPK’s) to the Original Contract and increased the Company’s not-to-exceed amount under the Original Contract by $6.6 million, of which $3.4 million is subject to the final pricing terms to be determined within 180 days from the effective date of the Amendment.

The description of the terms of the Amendment set forth herein is qualified in its entirety to the full text of the Amendment, which is filed as an exhibit hereto.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

10.1	Amendment/Modification No. P00042 to Contract No. W56HZV-05-D-0382 between the Company and the U.S. Army Tank and Automotive Command, Life Cycle Management Command, effective as of December 28, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 15, 2010

AMERICAN DEFENSE SYSTEMS, INC.

By:	/s/ Gary Sidorsky
Chief Financial Officer